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                                                            EXHIBIT 5.1
[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                 January 30, 1998
Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999

          Re:  Tyson Foods, Inc. -- Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as special counsel to Tyson Foods, Inc., a Delaware corporation ("Tyson"), in connection with the preparation of a Registration Statement on Form S-4 (the "Rule 462(b) Registration Statement") filed by Tyson with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). On December 10, 1997, Tyson filed with the Commission a Registration Statement on Form S-4 (Commission File No. 333-41887, the "Registration Statement") which relates to the issuance of shares of Class A Common Stock, par value $.10 per share, of Tyson ("Tyson Class A Common Stock") in connection with the acquisition by Tyson of Hudson Foods, Inc., a Delaware corporation ("Hudson"), pursuant to the Agreement and Plan of Merger dated as of September 4, 1997 among Tyson, HFI Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Tyson ("Merger Sub"), and Hudson (the "Merger Agreement"). As permitted by Rule 462(b), the Rule 462(b) Registration Statement relates to the issuance of 47,291 additional shares of Tyson Class A Common Stock (the "Shares") pursuant to the Merger Agreement.

          Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the merger contemplated thereby (the "Merger"), (i) Hudson was merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Tyson and (ii) each outstanding share of Class A Common Stock, par value $.01 per share, of Hudson ("Hudson Class A Common Stock") and Class B Common
Stock, par value $.01 per share, of Hudson ("Hudson Class B Common Stock" and, together with Hudson Class A Common Stock, "Hudson Common Stock") was converted into the right to receive (a) $8.40 in cash, without interest thereon, and (b) six-tenths (0.6) of a validly issued, fully paid and nonassessable share of Tyson Class A Common Stock.

          This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Rule 462(b) Registration Statement; (b) the Registration Statement; (c) the Merger Agreement; (d) the Certificate of Merger filed by Tyson with the Secretary of State of the State of Delaware effectuating the Merger; (e) a specimen certificate representing the Shares; (f) the Restated Certificate of Incorporation and By-laws of Tyson, each as presently in effect; and (g) certain resolutions of the Board of Directors of Tyson relating to the approval of the Merger, the issuance of the shares of Tyson Class A Common Stock, including the Shares, in connection therewith and related matters. We

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have also examined originals or copies, certified or otherwise identified  to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In  our  examination,  we have assumed the legal  capacity  of  all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than Tyson, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon the oral or written statements and representations of officers and other representatives of Tyson and others.

          Members of this firm are admitted to the bar of the State of Dela ware, and we do not express any opinion as to the laws of any other jurisdic-tion.

          Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares in the Merger has been duly authorized and, when
(i) the Rule 462(b) Registration Statement becomes effective; and (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been duly executed and delivered in exchange for issued and outstanding shares of Hudson Common Stock as provided in the Merger Agree ment, the Shares will be validly issued, fully paid and nonassessable.

          This opinion is solely for your benefit in connection with the transactions contemplated by the Merger Agreement and, except as set forth in the following sentence, may not be used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our express written permission. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Rule 462(b) Registration Statement. We also hereby consent to the references to this firm contained in the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regula-tions of the Commission.


                              Very truly yours,

                              /s/ Skadden, Arps, Slate,
                                  Meagher & Flom LLP








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